Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Art’s-Way Manufacturing Co., Inc. (the “Company”) for the fiscal year ended November 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Amber Murra, as the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 2, 2017	/s/ Amber Murra
Amber Murra
Chief Financial Officer

CORPORATE INFORMATION
DIRECTORS

Marc H. McConnell

Chairman of the Board of Directors

President of Bauer Corporation

Past President and current Director of Farm Equipment Manufacturers Association

Past President and current Director of American Ladder Institute

Director of McConnell Holdings, Inc.

Past President and current Chairman and Director of West Town Bank and Trust

Joseph R. Dancy President of LSGI Advisors Inc.	David R. Castle Director of Avery Weigh-Tronix Holdings, Inc. Chairman of the Compensation & Stock Option Committee

Thomas E. Buffamante Chairman of the Audit Committee Director of Buffamante Whipple Buttafaro, P.C	David A. White Director and Audit Committee Chairman of Ag Growth International, Inc.

J. Ward McConnell, Jr. Vice Chairman of the Board of Directors Private Investor

OFFICERS

Carrie L. Gunnerson President and Chief Executive Officer, Corporate Secretary
Amber J. Murra Chief Financial Officer

ART’S-WAY MANUFACTURING
Kent C. Kollasch Director of Information Service	Gary Tonderum Director of Purchasing

Jeff Lalumendre Director of Manufacturing	Darren McGregor Director of Engineering

Glen Parrett Director of Sales and Marketing

ART’S-WAY SCIENTIFIC
Dan Palmer President Art’s-Way Scientific	John Fuelling Production Manager

ART’S-WAY INTERNATIONAL
Marv Gingrich General Manager

OHIO METAL WORKING PRODUCTS/Art’s Way
Mark Bresson General Manager

CORPORATE INFORMATION
Principal Office 5556 Highway 9 West P.O. Box 288 Armstrong, Iowa 50514-0288	Transfer Agent American Stock Transfer & Trust Company New York, New York

Registered Office National Corporate Research, LTD. 615 S. Dupont Hwy Dover, DE	Stock Information Carrie L. Gunnerson (712) 864-3131

Independent Registered Public Accounting Firm Eide Bailly, LLP Minneapolis, Minnesota	Trading Information NASDAQ Stock Market, LLC NASDAQ symbol: ARTW